Exhibit 10.9

股权质押协议

EQUITY INTEREST PLEDGE AGREEMENT

本股权质押协议 (“本协议”) 由以下各方于 2016 年   9   月   16    日在北京订立:

This Equity Interest Pledge Agreement (this “Agreement”) is entered into in Beijing as of September 16, 2016 by and among the following parties:

(1)	质权人 (Pledgee)：

富勤金控科技发展 (北京)有限公司 (“富勤金控”)，一家根据中华人民共和国 (“中国”) 法律在中国北京注册成立的外商独资企业；

Fortunes Jinkong Technology Development (BeiJing) Co., Ltd. (the “WFOE”), a wholly foreign-owned enterprise registered in Beijing, the People’s Republic of China (“China” or “PRC”), under the laws of China;

(2)	出质人 (Pledgor)：

曹怀山，中国国籍，身份证号----，为富勤恒业科技发展（北京）有限公司（“富勤恒业”）的股东；

Huaishan Cao, Chinese, ID No. ----, shareholder of Fortunes Hengye Technology Development (BeiJing) Co., Ltd. (“Hengye”);

李星亮，中国国籍，身份证号 ----，为富勤恒业的股东；

Xingliang Li, Chinese, ID No. ----, shareholder of Hengye；

马晓庆，中国国籍，身份证号 ----，为富勤恒业的股东；

Xiaoqing Ma, Chinese, ID No. ----, shareholder of Hengye ;

刘耀军，中国国籍，身份证号 ----，为富勤恒业的股东；

Yaojun Liu, Chinese, ID No. ----, shareholder of Hengye ;

每一位在上文列明的出质人单独称为 “各股东”，合称为“股东”。

Each of the pledgors listed above (each, a “Shareholder” and collectively, the “Shareholders”)

(以上富勤金控和每一位股东单独称为“一方”，合称为“各方”)。

(Each of the WFOE, each of the Shareholders, a “Party”, and collectively the “Parties”).

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序言

RECITALS

(A)	鉴于，股东持有富勤恒业 100% 的股权；

WHEREAS, the Shareholders hold 100% equity interest in Hengye.

曹怀山持有富勤恒业出资额人民币 730 万元，占总股本的 73%;

Huaishan Cao holds 73% of the total equity interest in Hengye;

李星亮持有富勤恒业出资额人民币100万元，占总股本的 10%;

Xingliang Li holds 10% of the total equity interest in Hengye;

马晓庆持有富勤恒业出资额人民币100万元，占总股本的10%;

Xiaoqing Ma holds 10% of the total equity interest in Hengye;

刘耀军持有富勤恒业出资额人民币 70 万元，占总股本的 7%;

Yaojun Liu holds 7% of the total equity interest in Hengye;

(B)	鉴于，富勤金控和富勤恒业于 2016 年 9 月 16 日签署了一份《独家服务总协议》 (“服务协议”)；

WHEREAS, the WFOE and Hengye entered into a master exclusive service agreement dated September 16, 2016 (the “Service Agreement”)；

(C)	鉴于，富勤金控、富勤恒业和股东于2016年 9 月 16 日签署了一份《业务合作协议》 (“业务合作协议”)；

WHEREAS, the WFOE, Hengye and the Shareholders entered into a business cooperation agreement dated September 16, 2016 (the “Business Cooperation Agreement”);

(D)	鉴于，富勤金控、富勤恒业和股东于2016年 9 月 16 日签署了一份《独家购股权协议》 (“独家购股权协议”，与服务协议和业务合作协议以及由股东、富勤恒业以及富勤金控不时签订的各协议一同合称为“主协议”)；

WHEREAS, the WFOE, Hengye and the Shareholders entered into an Exclusive Option Agreement dated September 16, 2016 (the “Exclusive Option Agreement”, together with the Service Agreement and the Business Cooperation Agreement and the agreements to be executed among the Shareholders, Hengye and the WFOE from time to time, the “Principal Agreements”);

(E)	鉴于，富勤金控要求股东无条件和不可撤销地将其持有的富勤恒业100%股权质押给富勤金控，作为对股东、富勤恒业履行主协议项下义务的担保，且股东同意提供该担保。

WHEREAS, the WFOE requests the Shareholders to pledge 100% equity interest of Hengye they own to the WFOE unconditionally and irrevocably, as security for the performance of the obligations by the Shareholders and Hengye under the Principal Agreements, and the Shareholders agree to provide such security.

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(F)	有鉴于此，基于本协议包含的各项前提、声明、保证、承诺和约定，各方愿意受其法律约束，并达成如下约定：

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

协议

AGREEMENT

1.	主协议

Principal Agreements

本协议各方认可并确认，本协议项下质押担保的主协议包括，服务协议、业务合作协议、独家购股权协议，以及由股东、富勤恒业以及富勤金控不时签订的各协议。

All Parties hereto acknowledge and confirm that the Principal Agreements for which the security of pledge is provided hereunder include the Service Agreement, the Business Cooperation Agreement, the Exclusive Option Agreement and the agreements to be executed among the Shareholders, Hengye and the WFOE from time to time.

2.	质押

The Pledge

股东同意无条件和不可撤销地将其持有的全部富勤恒业股权 (包括为该等股权支付的任何利息或股息) 质押给富勤金控 (“质押股权”)，作为对股东、富勤恒业履行主协议项下所有、一切义务的担保 (“质押”)。本协议各方同意，以1000万元人民币 (“初始登记金额”) 作为本协议签订日主协议项下义务的估值进行初始质押登记。在主合同及本合同有效期内后续期限内，富勤金控在任何时候有权以任何理由要求任一名股东对初始登记金额进行调整，所有股东应当根据富勤金控之要求及时完成调整。

Each Shareholder agrees to pledge all of the equity interest of Hengye that it owns, including any interest or dividend paid for such equity interest (the “Pledged Equity Interest”) to the WFOE unconditionally and irrevocably, as a security for the performance of any and all obligations by the Shareholder and Hengye under the Principal Agreements (the “Pledge”). Parties agree to use RMB 10,000,000 (the “Initial Registration Amount”)as the estimated value of the obligations by the Shareholder and Hengye under the Principal Agreements for initial registration purpose. During the term of the Principal Agreements or this Agreement, the WFOE has the rights to request all of the Shareholders to amend the Initial Registration Amount for any reasons, and all Shareholders shall promptly make such adjustments as requested.

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3.	质押范围

The Scope of Pledge

本协议项下的质押所担保的范围包括股东、富勤恒业在主协议下的全部欠款、义务和债务、为行使债权人权利和质权而发生的费用、富勤金控因股东和/或富勤恒业的任何违约事件 (定义见第8.1条) 而遭受的全部直接、间接、衍生损失和可预计利益的丧失 (该等损失的金额的依据包括但不限于富勤金控合理的商业计划和盈利预测、富勤恒业在服务协议项下应支付的服务费用) 和任何其他相关费用 (“担保债务”)。

为避免疑义，股东出资金额或初始登记金额与质押范围或担保债务无关；质押范围、实际担保债务的金额完全不受股东出资金额或初始登记金额的任何限制；任何股东不得以任何方式、任何理由、通过任何程序主张或试图质押范围或担保债务应当受到出资金额或初始登记金额的任何限制。

The Pledge under this Agreement shall cover all indebtedness, obligations and liabilities of the Shareholders and Hengye under the Principal Agreements, any fees for exercising the creditor's rights and the Pledge, all the direct, indirect and derivative losses and losses of anticipated profits, suffered by the WFOE, incurred as a result of any Event of Default (as defined in Section 8.1) (the amount of such loss shall be calculated in accordance with the reasonable business plan and profit forecast of the WFOE and the consulting and service fees payable to the WFOE under the Service Agreement, among other factors) and any other related expenses (the “Secured Indebtedness”).

For the avoidance of doubt, the amount of the Shareholders’ capital contribution or the Initial Registration Amount is in no event related to the scope of the Pledge; the scope of the Pledge or the Secured Indebtedness shall not in any way be limited by the amount of the Shareholders’ capital contribution or the Initial Registration Amount; no Shareholder should through any means, use any reasons or pursue any procedure to claim or attempt to claim that scope of the Pledge or the Secured Indebtedness shall in any way be limited by the amount of the Shareholders’ capital contribution or the Initial Registration Amount.

4.	质押期限

The Term of Pledge

4.1	为办理质押登记之目的，初始质押登记记载的有效期应为20年，该期限届满后，根据富勤金控的要求，股东应无条件配合富勤金控办理质押登记有限期的展期登记手续。质押期限届满后，除非 (1) 协议各方一致书面同意终止本协议，或 (2) 主协议被履行完毕且令富勤金控满意，或 (3) 直至所有主协议有效期已经届满或已经终止，否则质押将一直有效。

For purpose of equity interest pledge registration, the term of initial pledge registration shall be 20 years. After the expiration of the term of initial pledge registration, the WFOE may at its sole discretion require the Shareholders to extend the term of the equity interest registration. Unless (i) the Parties all agree to terminate this Agreement; (ii) the Principal Agreements have been fulfilled to the satisfaction of the WFOE; or (iii) all of the Principal Agreements have expired or been terminated, the Pledge shall be valid.

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4.2	在质押有效期内，如果股东或富勤恒业未能履行主协议项下各自的义务，富勤金控有权根据本协议规定处置全部或部分质押股权。

During the term of the Pledge, in the event that either the Shareholders or Hengye fail to perform any of their respective obligations under the Principal Agreements, the WFOE shall have the right to dispose of the Pledged Equity Interest entirely or partially in accordance with the provisions of this Agreement.

4.3	富勤金控有权收取质押股权在质押期间内产生的股息。

The WFOE shall have the right to collect dividends generated by the Pledged Equity Interest during the term of the Pledge.

5.	登记

Registration

5.1	富勤恒业应 (1) 在本协议签署之日，在富勤恒业股东名册中登记质押，并向富勤金控提供该股东名册，且 (2) 在本协议签署后尽可能最短的时间内(任何情况下不得晚于本协议签署后六十 (60) 个工作日)，向适格的工商行政管理局 (“工商局”) 提交质押登记申请，及取得相关的证明文件。股东和富勤恒业应提交和完成中国法律、法规和相关工商局要求的所有文件和程序，以确保本协议下的质权有效设立并可强制执行。

Hengye shall (1) on the date of execution of this Agreement, record the Pledge in the shareholders’ register of Hengye and provide the shareholders’ register to the WFOE, and (2) submit an application to the relevant administration for industry and commerce (the “AIC”) for the registration of the Pledge as soon as practicable following the execution of this Agreement (no later than sixty (60) business days after the execution of this Agreement) and obtain evidencing documents of such registration. The Shareholders and Hengye shall submit all necessary documents and complete all necessary procedures, as required by PRC laws and regulations and the AIC, to ensure that the Pledge shall be duly established and fully enforceable.

5.2	不限于本协议中的任何规定，在质押期间，富勤恒业的股东名册原件应由富勤金控或其指定人保管。

Without limitation to any provision of this Agreement, during the term of the Pledge, the original shareholders’ register of Hengye shall be in the custody of the WFOE or its designated person.

5.3	如获富勤金控事先同意，股东可以增加对富勤恒业的出资，但前提是股东对富勤恒业的任何出资都要受本协议规定之约束。富勤恒业应根据本第5条规定立即变更其股东名册，并于五 (5) 个工作日内向工商局进行质押的变更登记。

With the prior consent of the WFOE, the Shareholders may increase their capital contribution to Hengye, provided that any capital contribution by the Shareholders to Hengye shall be subject to this Agreement. Hengye shall immediately amend the shareholders’ register and register the change to the Pledge with the AIC pursuant to the provisions in this Section 5 within five (5) working days.

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6.	股东的声明和保证

The Shareholders’ Representations and Warranties

各股东特此向富勤金控陈述和保证：

Each Shareholder hereby represents and warrants to the WFOE that:

6.1	各股东是质押股权的唯一合法所有人。

The Shareholder is the sole legal owner of the Pledged Equity Interest.

6.2	除本协议项下质押以外，各股东没有在质押股权上设置任何担保权益或其他权利负担。

Except for the Pledge, the Shareholder has not placed any security interest or other encumbrance on the Pledged Equity Interest.

6.3	各股东和富勤恒业已经取得第三方和政府部门的同意及批准 (若需) 以签署，交付和履行本协议。

The Shareholder and Hengye have obtained any and all approvals and consents from applicable government authorities and third parties (if required) for the execution, delivery and performance of this Agreement.

6.4	本协议的签署、交付和履行均不会： (1) 导致违反任何有关的中国法律； (2) 与富勤恒业章程或其他组织文件相抵触； (3) 导致违反其是一方或对其有约束力的任何合同或文件，或构成其是一方或对其有约束力的任何合同或文件项下的违约； (4) 导致违反有关向任何一方颁发的任何许可或批准的授予和(或) 继续有效的任何条件；或 (5) 导致向任何一方颁发的任何许可或批准中止或被撤销或附加条件。

The execution, delivery and performance of this Agreement will not: (i) violate any relevant PRC laws; (ii) conflict with Hengye’s articles of association or other constitutional documents; (iii) result in any breach of or constitute any default under any contract or instrument to which it is a party or by which it is otherwise bound; (iv) result in any violation of any condition for the grant and/or maintenance of any permit or approval granted to any Party; or (v) cause any permit or approval granted to any Party to be suspended, cancelled or attached with additional conditions.

7.	股东的承诺和进一步保证

The Shareholders’ Covenants and Further Assurance

7.1	全体股东在此向富勤金控承诺，在本协议有效期内，全体股东:

The Shareholders hereby jointly and severally covenant to the WFOE, that during the term of this Agreement, the Shareholders shall:

7.1.1	如未获富勤金控事先书面同意，不得转让质押股权，或在质押股权上设置或允许设置任何担保权益或其他权利负担，或以其他任何方式处置质押股权，但为履行独家购股权协议的除外；

without the WFOE’s prior written consent, not transfer the Pledged Equity Interest, establish or permit the existence of any security interest or other encumbrance on the Pledged Equity Interest, or dispose of the Pledged Equity Interest by any other means, except by the performance of the Exclusive Option Agreement;

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7.1.2	遵守适用于质押的所有相关法律法规的规定，在收到相关监管机构就质押发出或起草的任何通知、命令或建议的五 (5) 个工作日内，向富勤金控提交该通知、命令或建议，并遵守前述通知、命令或建议，或应富勤金控合理要求或获富勤金控同意后，就上述事宜主张权利或提起申诉；

comply with the provisions of all laws and regulations applicable to the Pledge, and within five (5) working days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to the WFOE, and shall comply with the aforementioned notice, order or recommendation or submit claims and appeals with respect to the aforementioned matters upon the WFOE’s reasonable request or upon consent of the WFOE;

7.1.3	知晓或收到相关事件或通知且该事件或通知可能会对富勤金控就质押股权享有的权利或股东在本协议项下的其他义务产生影响，股东应立即告知富勤金控。

promptly notify the WFOE of any event or notice received by the Shareholders that may have an impact on the WFOE’s rights to the Pledged Equity Interest or any portion thereof or other obligations of the Shareholders arising out of this Agreement.

7.2	全体股东同意，富勤金控依据本协议获得的与质押相关的权利，不得由富勤恒业、股东、股东的承继人或代表、或任何其他人 (以下合称“相关人员”) 通过任何法律程序中断或妨害。

The Shareholders agree that the rights acquired by the WFOE in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Hengye, the Shareholders or any heirs or representatives of the Shareholders or any other persons (collectively, the “Relevant Persons”) through any legal proceedings.

7.2.1	未经富勤金控事先书面同意，相关人员不会通过任何形式补充、变更或修改富勤恒业的公司章程、内部细则或其他组织文件，不会增减富勤恒业的注册资本，也不会通过其他方式变更富勤恒业的注册资本结构；

Without the prior written consent of the WFOE, the Relevant Persons shall not in any manner supplement, change or amend the articles of association, bylaws or other documents of Hengye, increase or decrease its registered capital, or change the structure of its registered capital in other manners;

7.2.2	未经富勤金控事先书面同意，相关人员不会在本协议签署后通过任何方式出售、转让、抵押或处置富勤恒业的任何资产或富勤恒业业务或收入中的法定或受益权益，也不会允许设置任何相关的担保权益或其他权利负担；或

Without the prior written consent of the WFOE, the Relevant Persons shall not at any time following the date hereof, sell, transfer, mortgage or dispose of in any manner any assets of Hengye or legal or beneficial interest in the business or revenues of Hengye, or allow the encumbrance thereon of any security interest or other encumbrance; or

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7.2.3	未经富勤金控事先书面同意，相关人员应确保富勤恒业不会通过任何方式向股东分配股息、作出财产分配、减少资本、启动清算程序或以其他任何形式作出分配。任何分配 (包括但不限于分配的资产或清算中的剩余财产) 均应视为质押的一部分。

Without the prior written consent of the WFOE, the Relevant Persons shall ensure that Hengye shall not in any manner distribute dividends to its shareholder(s), make asset distributions or reduce its capital or initiate liquidation procedures or make any other distributions. Any distributions, including without limitation, the distributed assets or the residual assets in liquidation shall be deemed as part of the Pledge.

7.3	为保护或完善本协议对主协议款项支付所设的担保权益，全体股东特此承诺将诚信签署、并促使与质押有关的其他方签署富勤金控要求的全部证明、协议、契约和/或承诺。全体股东还承诺采取、并促使与质押有关的其他方采取富勤金控为行使本协议赋予其的权利和权力而要求的行动，并与富勤金控或其指定人签署与质押股权所有权相关的所有文件。全体股东承诺在合理时间内向富勤金控提供富勤金控要求的与质押相关的全部通知、命令和决定。

To protect or perfect the security interest granted by this Agreement for payments under the Principal Agreements, the Shareholders hereby undertake to execute in good faith and to cause other parties who have interests in the Pledge to execute all certificates, agreements, deeds and/or covenants required by the WFOE. The Shareholders also undertake to perform and to cause other parties who have interests in the Pledge to perform actions required by the WFOE, to facilitate the exercise by the WFOE of its rights and authority granted thereto by this Agreement, and to execute all relevant documents regarding ownership of the Pledged Equity Interest with the WFOE or its designee(s). The Shareholders undertake to provide the WFOE within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by the WFOE.

7.4	全体股东特此承诺遵守并履行本协议下的所有保证、承诺、约定、陈述和条件。如果未能履行或仅部分履行上述保证、承诺、约定、陈述和条件，全体股东应向富勤金控赔偿因此导致的全部损失。

The Shareholders hereby undertake to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure to perform all or part of such guarantees, promises, agreements, representations and conditions, the Shareholders shall indemnify the WFOE for all losses resulting therefrom.

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8.	行使质权

Exercise of Pledge

8.1	以下事件将构成本协议下的违约事件 (“违约事件”) (违约事件将被视为“持续”，除非已被补救或豁免)：

Each of the following shall constitute an event of default (“Event of Default”) hereunder (and an Event of Default is “continuing” if it has not been remedied or waived):

(i)	全体股东、富勤恒业在本协议或任何主协议下作出的任何陈述、保证或声明在任何方面不真实、不完整或不准确；或，股东、富勤恒业违反或未能履行本协议或任何主协议下的任何义务、或未能遵守本协议或任何主协议下的任何承诺；或

any statement, warranty or representation made by the Shareholders or Hengye under this Agreement or any of the Principal Agreements are not true, complete or accurate in any aspect; or the Shareholders or Hengye breach or fail to fulfill any obligation or abide by any covenants and undertakings under this Agreement or any Principal Agreements; or

(ii)	全体股东、富勤恒业在本协议或任何主协议下的一项或多项义务被视为不合法或者无效；

any or more of the obligations of the Shareholders or Hengye under this Agreement or any of the Principal Agreements are deemed as unlawful or void.

8.2	一旦发生违约事件以及在违约事件持续的过程中，富勤金控有权要求全体股东立即支付富勤恒业在服务协议项下之所有未偿款项、偿还任何贷款及支付所有其他应付款项，及富勤金控有权根据相关有效中国法律行使被担保方的所有权利 (包括《中华人民共和国担保法》和《中华人民共和国物权法》中的规定)，这些权利包括但不限于：

Upon the occurrence and during the continuance of an Event of Default, the WFOE shall have the right to require the Shareholders to immediately pay any amount payable by Hengye under the Service Agreement, repay any loans and pay any other due payments, and the WFOE shall have the right to exercise all such rights as a secured party under any applicable PRC law, including the Guarantee Law of the People's Republic of China and the Property Law of the People’s Republic of China, as in effect from time to time, including without limitations:

(i)	通过向质押人提前三 (3) 天发出书面通知，在一个或多个公开或私有交易场合出售部分或全部质押股权，且该等出售可以是以现金、信用交易或未来交付的方式进行；或

to sell all or any part of the Pledged Equity Interest at one or more public or private sales upon three (3) days’ written notice to the pledgor, and any such sale or sales may be made for cash, upon credit, or for future delivery; or

(ii)	以通过参考质押物的市场价格所确定的货币价值或各方同意的其他价格，与股东签署协议购买质押股权。

to execute an agreement with the Shareholders to acquire the Pledged Equity Interest based on its monetary value which shall be determined by referencing the market price of the pledged property or another price as agreed between parties.

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8.3	如富勤金控要求，股东和富勤恒业应采取所有合法和适当的行动，保证富勤金控行使其质押权利。就前述而言，股东和富勤恒业应按富勤金控合理要求，签署所有文件和材料及采取所有措施和行动。

The Shareholders and Hengye, at the request of the WFOE, shall take all lawful and appropriate actions to secure the WFOE’s exercise of the Pledge right. For the purpose of the foregoing, the Shareholders and Hengye shall sign all the documents and materials and carry out all measures and take all actions reasonably required by the WFOE.

9.	转让

Assignment

9.1	未获富勤金控事先书面同意，富勤恒业和股东不得向任何第三方转让其各自在本协议项下的任何权利和义务。

Hengye and the Shareholders shall not assign any of their respective rights or obligations under this Agreement to any third party without the prior written consent of the WFOE.

9.2	富勤恒业和股东特此同意，富勤金控可以其完全自主判断自行转让其在本协议项下的权利和义务,且仅需向富勤恒业和股东发出书面通知。

Hengye and the Shareholders hereby agree that the WFOE may assign its rights and obligations under this Agreement as the WFOE may decide, at its sole discretion, and such transfer shall only be subject to a written notice sent to Hengye and the Shareholders.

9.3	本协议的条款和条件应为当事方各自的继承人和经许可的受让人之利益而生效，并应约束当事方各自的继承人和受让人。除非本协议明示规定，本协议的任何规定 (明示和默示的) 均不意图赋予除本协议当事方或其各自继承人和受让人之外的任何他方本协议项下或源于本协议的任何权利、救济、义务、或责任。

The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the Parties. Save as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

10.	完整协议和协议修改

Entire Agreement and Amendment to Agreement

10.1	本协议及本协议中明确提到或包含的全部约定和/或文件，构成关于本协议标的事项的完整协议，取代各方先前就本协议标的事项达成的所有口头约定、合同、谅解和交流。

This Agreement and all agreements and/or documents mentioned or included explicitly by this Agreement constitute the complete agreement with respect to the subject matter of this Agreement and shall supersede any and all prior oral agreements, contracts, understandings and communications made by the Parties with respect to the subject matter of this Agreement.

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10.2	对本协议的任何修改应以书面方式作出，并仅在本协议各方签字后生效。经各方正式签署的修改协议或补充协议构成本协议的组成部分，与本协议具有同等法律效力。

Any modification of this Agreement shall be made in a written form and shall only become effective upon execution by all Parties of this Agreement. Modifications and supplements to this Agreement duly executed by the Parties shall be parts of this Agreements and shall have the same legal effect as this Agreement.

11.	管辖法律

Governing Law

本协议受中国法律管辖且据其进行解释。

This Agreement shall be construed in accordance with and governed by the laws of China.

12.	争议解决

Dispute Resolution

12.1	因本协议产生或与本协议相关的任何争议或主张应由各方通过友好协商的方式解决。如果各方未能解决争议，应将争议提交到北京仲裁委员会 (“仲裁委”)，由仲裁会按照申请仲裁时有效的仲裁委仲裁规则经由仲裁解决。仲裁地为北京，仲裁语言为中文。只用一名仲裁员仲裁，该仲裁员由仲裁委指定。仲裁裁决具终局性且对各方都有约束力。

Any dispute or claim arising out of or in connection with or relating to this Agreement shall be resolved by the Parties in good faith through negotiations. In case no resolution can be reached by the Parties, such dispute shall be submitted to the Beijing Arbitration Commission (the “Arbitration Commission”) for arbitration in accordance with its rules of arbitration in effect at the time of applying for such arbitration and the place of arbitration shall be in Beijing, and the language of arbitration shall be Chinese. The arbitration tribunal shall be composed of only one arbitrator, which shall be appointed by the arbitration commission. The arbitral award shall be final and binding upon all Parties.

12.2	在争议解决和仲裁程序进行过程中，除了本协议正在仲裁的事宜以外，各方应在实际可行的前提下继续履行本协议。每一方应自行承担为解决任何争议而发生的费用，但仲裁费应由各方平均分担。

Throughout any dispute resolution and arbitration proceedings, the Parties shall continue to perform this Agreement, to the extent practical, with the exception of the matter that is under arbitration. Each Party shall be responsible for its own expenses in connection with resolving any Dispute, but the arbitration fees shall be shared equally.

13.	生效日和期限

Effective Date and Term

13.1	本协议应于文首所载日期签署并于股权质押记载于富勤恒业股东名册之日起生效。

This Agreement shall be signed as of the date first set forth above and shall take effect as of the date when the Pledge is registered in the shareholders’ register of Hengye.

13.2	本协议在质押存续期间持续有效。

This Agreement shall remain effective as long as the Pledge exists.

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14.	通知

Notices

任何一方按本协议规定发出的通知或其他通信应以英文或中文语书写，并可以专人递送、挂号邮寄、邮资预付邮寄、或受承认的专递服务或发送传真的形式发送到有关各方不时指定的收件地址。通知被视为实际到达的日期，应按如下方式确定： (a) 专人递送的通知，专人递送当日即视为已实际送达； (b) 用信函发出的通知，则在邮资付讫的航空挂号信寄出日 (依邮戳为准) 后的第十 (10)天，即视为已实际送达，或在送交专递服务公司后的第四 (4) 天，即视为已实际送达；以及 (c) 用传真发送的通知，在有关文件的传送确认单上所显示的接收时间，即视为已实际送达。

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of each relevant party as specified by such party from time to time. The date when a notice is deemed to be duly served shall be determined as follows: (a) a notice delivered personally is deemed duly served upon delivery; (b) a notice sent by mail is deemed duly served on the tenth (10th) day after the date when the postage prepaid registered airmail is posted (as evidenced by the postmark), or on the fourth (4th) day after the date when the notice is delivered to an internationally-recognized courier service agency; and (c) a notice sent by facsimile transmission is deemed duly served upon receipt as evidenced by the time shown in the transmission confirmation for the relevant documents.

15.	可分割性

Severability

如果本协议项下的任何条款因与有关法律不一致而无效或不可执行，则该条款仅在有关法律的管辖范围之内被视为无效或不可执行，并且本协议其他条款的有效性，合法性和可强制执行性不受其影响。

If any provision of this Agreement is judged to be invalid or unenforceable because it is inconsistent with applicable laws, such invalidity or unenforceability shall be only with respect to such laws, and the validity, legality and enforceability of the other provisions hereof shall not be affected.

16.	文本

Counterparts

本协议由协议各方签署六 (6) 份原件，各方各执一 (1) 份，所有原件具有同等法律效力。本协议可以一份或多份副本方式签署。

This Agreement shall be executed in six (6) originals by all Parties, with each Party holding one (1) original. All originals shall have the same legal effect. The Agreement may be executed in one or more counterparts.

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17.	语言

Languages

本协议的英文文本和中文文本具有同等法律效力。若英文文本和中文文本有任何不一致的约定，应以中文文本的相关内容为准。

Both Chinese and English versions of this Agreement shall have equal validity. In case of any discrepancy between the English version and the Chinese version, the Chinese version shall prevail.

[后附签字页 Signature Pages Follow]

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有鉴于此，各方于文首所述日期正式签署本协议。

IN WITNESS WHEREOF, the Parties have duly executed this Agreement on the date appearing at the head hereof.

富勤金控科技发展 (北京) 有限公司 Fortunes Jinkong Technology Development(BeiJing) Co., Ltd. 授权代表 (Authorized Representative)： /s/ Xingliang Li

富勤恒业科技发展 (北京) 有限公司

Fortunes Hengye Technology Development (BeiJing) Co., Ltd.

授权代表 (Authorized Representative)： /s/ Huaishan Cao                            .

曹怀山

Huaishan Cao

签字/ Signature： /s/ Huaishan Cao                             .

李星亮

Xingliang Li

签字/Signature： /s/ Xingliang Li                                 .

马晓庆

Xiaoqing Ma

签字/Signature： /s/ Xiaoqing Ma                              .

刘耀军

Yaojun Liu

签字/Signature： /s/ Yaojun Liu                                  .